Exhibit 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 24, 2021, by and among BLUE STAR FOODS CORP., a Delaware corporation (the “Purchaser”), TASTE OF BC AQUAFARMS INC., a corporation formed pursuant to the laws of the Province of British Columbia, Canada (the “Company”), and STEVE ATKINSON and JANET ATKINSON (each, a “Seller” and, together, the “Sellers”). Each of the Purchaser, the Company and the Sellers may be referred to herein collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Purchaser, the Company and the Sellers are parties to a certain Stock Purchase Agreement, dated as of April 27, 2021 (as at any time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), pursuant to which Purchaser has agreed to acquire from the Sellers, and the Sellers have agreed to sell to the Purchaser, all of the issued and outstanding capital stock of the Company, on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, the Parties desire to amend the Purchase Agreement on the terms and subject to the conditions as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Amendment to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a) Section 2.2 of the Purchase Agreement is amended by deleting such Section and substituting the following in lieu thereof:

“Section 2.2 Purchase Price. Subject to the adjustments described in Section 2.6 hereof, the purchase price for the TOBC Shares (the “Purchase Price”) shall be an aggregate of up to CAD$5,000,000, payable by the Purchaser to the Sellers, as follows:

(a) At the Closing (as defined below), an aggregate of CAD$1,000,000 of the Purchase Price shall be paid in cash by the Purchaser to the Sellers’ solicitors, in trust for the Sellers (the “Cash Amount”), by bank wire transfer of immediately available funds to an account, or accounts, specified by the Sellers’ solicitors, with each Seller to receive a pro rata portion of the Cash Amount based upon the total number of TOBC Shares held by such Seller;

(b) At the Closing (as defined below), an aggregate of CAD$200,000 of the Purchase Price shall be paid by the Purchaser’s issuance and delivery to each of the Sellers of a promissory note, without interest, with a maturity date of November 30, 2021, in form and substance to be approved by the Sellers, such approval not to be unreasonably withheld (each, a “Note” and collectively, the “Notes”), with the principal amount of each Seller’s Note to be determined based upon such Seller’s pro rata portion of the TOBC Shares, and be secured by way of a Guarantee given by the Company (the “Guarantee”) and a General Security Agreement creating a security interest over certain of the assets of the Company (the “GSA”), to be registered with the British Columbia Personal Property Security Register, each in form and substance to be approved by the Sellers, such approval not to be unreasonably withheld; and

(c) At the Closing (as defined below), an aggregate of CAD$2,800,000 of the Purchase Price shall be paid by the Purchaser’s issuance and delivery to the Sellers of such number of shares (the “Initial Blue Star Shares”) of the Purchaser’s common stock, par value $0.0001 per share (“Common Stock”), as is calculated based on the volume weighted average price of a share of the Purchaser’s Common Stock on the OTC Markets for the period commencing on April 28, 2020, the date the Purchaser’s Common Stock started trading on the OTC Markets, and continuing through the Closing Date (as defined below), with each Seller receiving a pro rata portion of the Initial Blue Star Shares based upon the total number of TOBC Shares held by such Seller; provided, however, that the price used to determine the number of Initial Blue Star Shares to be issued to the Sellers shall not be less than USD$2.00 or more than USD$2.30.

(d) If within twenty-four (24) months of the Closing (as defined below), the Company has cumulative revenue of at least CAD$1,300,000, the Sellers shall receive an aggregate of CAD$1,000,000 of additional shares (the “Additional Blue Star Shares” and together with the Initial Blue Star Shares, the “Blue Star Shares”) of the Purchaser’s Common Stock, calculated based on a price of USD$2.30 per share, with each Seller receiving a pro rata portion of the Additional Blue Star Shares based upon the total number of TOBC Shares held by such Seller at the time of the Closing. If, at the twenty-four (24) month anniversary of the Closing Date (as defined below), the Company’s cumulative revenue has not reached CAD$1,300,000, the Sellers shall receive a prorated number of Additional Blue Star Shares, based on the actual cumulative revenue of the Company as of such date. The full CAD$1,000,000 of Additional Blue Star Shares will be held in escrow from the Closing Date through the twenty-four (24) month anniversary of the Closing Date, at which time the appropriate number of Additional Blue Star Shares will be released to the Sellers, with the remainder, if any, being returned to the Purchaser’s number of authorized but unissued shares.”

2

(b) Section 3.1 of the Purchase Agreement is amended by deleting such Section and substituting the following in lieu thereof:

“Section 3.1 Blue Star Shares. The aggregate number of Initial Blue Star Shares to be issued to the Sellers by the Purchaser shall be calculated based on the volume weighted average price of a share of the Purchaser’s Common Stock on the OTC Markets for the period commencing on April 28, 2020, the date the Purchaser’s Common Stock started trading on the OTC Markets, and continuing through the Closing Date, with each Seller receiving a pro rata portion of the Initial Blue Star Shares based upon the total number of TOBC Shares held by such Seller; provided, however, that the price used to determine the number of Initial Blue Star Shares to be issued to the Sellers shall not be less than USD$2.00 or more than USD$2.30. The Initial Blue Star Shares issued upon the Closing shall be deemed to have been issued in full satisfaction of all rights of each of the respective security holders of the Company pertaining to their rights in and to their respective TOBC Shares. The holders of certificates formerly representing shares TOBC Shares shall cease to have any rights as shareholders of the Company.

(c) Section 4.4 of the Purchase Agreement is amended by deleting such Section and substituting the following in lieu thereof:

“Section 4.4 Blue Star Shares. As of the Closing, all of the Initial Blue Star Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Sellers of the certificates representing the Initial Blue Star Shares, the Sellers will acquire good and valid title to such Initial Blue Star Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws. As of the twenty-four (24) month anniversary of the Closing Date, all of the Additional Blue Star Shares to be issued, if any, shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Sellers of the certificates representing any Additional Blue Star Shares, the Sellers will acquire good and valid title to such Additional Blue Star Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

(d) Section 7.14 is added to the Purchase Agreement, as follows:

“Section 7.14 Additional Blue Star Shares. Within ten (10) days of the Closing Date, the Additional Blue Star Shares shall be placed in escrow with The Crone Law Group, P.C., as escrow agent, to be held until the twenty-four (24) month anniversary of the Closing Date, at which time they will be released from escrow as anticipated by Section 2.2(d) hereof.”

3. Ratification and Reaffirmation. Except as otherwise expressly provided in this Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified and reaffirmed in all respects.

4. Reference to Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Purchase Agreement, as amended by this Amendment.

3

5. Further Assurances. Each Party agrees to take such further actions as the other Parties shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different Parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a Party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

7. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, Canada, without regard to the principles of conflicts of laws. Any disputes arising from this Amendment shall be resolved pursuant to the provisions of the Purchase Agreement.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

4

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to Stock Purchase Agreement to be duly executed as of the day and year first above written.

BLUE STAR FOOD CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

TASTE OF BC AQUAFARMS INC.

By:	/s/ Steve Atkinson
Name:	Steve Atkinson
Title:	Director

SELLERS:

/s/ Steve Atkinson
Steve Atkinson

/s/ Janet Atkinson
Janet Atkinson

5